EXHIBIT 10.84


                    ELECTRIC ENERGY PURCHASE
                       AND SALES AGREEMENT


            Party A: North China Power Group Company

        Party B: Tangshan Panda Heat and Power Co., Ltd.

          Tangshan Pan-Western Heat and Power Co., Ltd.

                             Beijing
                       September 22, 1995

          ELECTRIC ENERGY PURCHASE AND SALES AGREEMENT

     The two Parties of this Agreement:

     North  China Power Group Company (hereafter referred  to  as
Party  A); Tangshan Panda Heat and Power Co., Ltd. ("Panda")  and
Tangshan  Pan-Western  Heat and Power Co.,  Ltd.  ("Pan-Western")
(hereafter collectively referred to as Party B).

     Party A and Party B, having both signed on September 22, 1995, the General Interconnection Agreement regarding interconnection between Panda's power plant and Pan-Western's power plant (hereafter collectively referred to as Power Plants) and the Beijing-Tianjin-Tangshan Grid of Party A (the "Grid"), agree to sign this Electric Energy Purchase and Sales Agreement. Except for additional definitions provided by this Agreement, all terms shall have the same definitions as the ones in the General Interconnection Agreement.

                           ARTICLE ONE
              PURCHASE OF ELECTRIC ENERGY DELIVERED

     Starting with the Commercial Operation Date, Party A shall purchase Electric Energy Delivered from Party B.

                           ARTICLE TWO
       BASIS FOR DETERMINATION OF GROSS GENERATION AMOUNT

     The gross generation amount determined in this Article Two serves only as a basis. The related details will be determined in the Interconnection Dispatch Agreement.

     Unless otherwise requested by Party A, during Non-Peak Hours and Trough Hours, the Power Plants shall not operate beyond the gross generation amounts specified in Sections 2.1 and 2.2 below on an average basis for the entire 8 hour period (exceeding these limitations during a period is permitted as long as the overall average gross generation amount during the 8 hour period does not exceed these limitations). There shall be no limitation on gross generation amount produced by the Power Plants during Peak Hours and the amount set forth in Sections 2.1 and 2.2 below for Peak Hours shall be a minimum gross generation amount for the Power Plants and not a maximum amount. Subject to the limitations on gross generation amount during Non-Peak Hours and Trough Hours, Party B agrees to sell, and Party A agrees to purchase and take, all Electric Energy Delivered from the Power Plants.

     The Parties have determined the daily schedule reflecting different hour periods for the gross generation amount of electric energy production by Party B shall be as follows:

     2.1 As the first 50 MW Power Plant starts generation (at the Commercial Operation Date):

          400,000 kWh    During Peak Hours
          260,000 kWh    During Non-Peak Hours
          240,000 kWh    During Trough Hours

     2.2 As the second 50 MW Power Plant starts generation (at the Commercial Operation Date):

          800,000 kWh    During Peak Hours
          520,000 kWh    During Non-Peak Hours
          480,000 kWh    During Trough Hours

     2.3 Based on the Grid's load characteristics, through discussion and mutual written agreement between both Parties, the above time-based daily schedule can be adjusted.

                          ARTICLE THREE
                         ANNUAL OVERHAUL

     The cumulative annual overhaul outage for each Power Plant of Party B will not exceed fifty-five (55) days calculated each year (based on each 12 month period following the Commercial Operation Date or such other period agreed upon by the Parties). Outages will be calculated on an actual time elapsed basis. For example, 24 one hour outages shall be equal to one day. For purposes of this Agreement, an "outage" shall be any interruption of required electric energy deliveries (as set forth in Sections
2.1 and 2.2) to Party A's Grid by Party B's Power Plants. Party B shall not be penalized or required to pay damages under this Agreement or the General Interconnection Agreement for the failure of Party B's Power Plants to produce or deliver electric energy where such failure results from an outage permitted under the General Interconnection Agreement or the Sub Agreements.

                          ARTICLE FOUR
   CALCULATION AND ADMINISTRATION OF THE QUANTITY OF ELECTRIC
       ENERGY DELIVERED TO THE GRID FROM THE POWER PLANTS
                           OF PARTY B

     4.1 The quantity of Electric Energy Delivered from the Power Plants of Party B to the Grid shall be equivalent to the readings from the electric energy metering gauge (to be owned by Party B) located at the interconnection point. The readings from the gauge shall be provided to the Dispatch Department of the Tangshan Power Supply Bureau of the Grid.

     4.2 The electric energy metering gauge for both Parties shall be inspected, passed and sealed by a qualified inspection agency determined by both Parties. Without the presence of both Parties, the gauge shall not be adjusted. All of the measuring devices shall be inspected on a regular schedule and in accordance with the relevant national standards. If the two Parties have any doubts concerning the readings from the inspected gauge, the gauge may be reinspected by a higher level inspection agency.

     4.3 If the metering device is found to be inaccurate, the two Parties shall determine the period affected by the inaccuracy. Based on the difference before and after the inspection, the Electric Energy Delivered (and payments relating thereto) shall be adjusted; provided, however, that no adjustment shall be made if the inaccuracy is less than 0.5% for the affected period. Any malfunctioning meter shall be promptly repaired and re-calibrated by Party B.

                          ARTICLE FIVE
   THE PRICE FOR ELECTRIC ENERGY DELIVERED, RETAIL PRICE, AND
                        PRICE ADJUSTMENT

     5.1 The Price for Electric Energy Delivered and Retail Price for Electric Energy Delivered from the Plants to the Grid shall be determined by the Pricing Document. Adjustment mechanisms for prices shall be set forth in the Pricing Document.

                           ARTICLE SIX
             ELECTRIC ENERGY CALCULATION AND PAYMENT

     The payment for Electric Energy Delivered shall be calculated each month. The quantity of Electric Energy Delivered shall be based on the readings from the metering device located at the Interconnection Point taken at midnight of the last day of the calendar month. The number obtained from this reading shall be the basis for calculating the quantity of Electric Energy Delivered during the calendar month. Party A shall pay for Electric Energy Delivered (after deducting any payments that Party B is required to make to Party A, such as for back-up power supplied) by the 15th day of the following calendar month( if that is a holiday, the due date shall be the following business day). Party A shall promptly send Party B an itemization or invoice for any deductions from payment that it makes.

                          ARTICLE SEVEN
                  PEAK ADJUSTMENT COMPENSATION

     Unless such additional electric energy is required by Party A, if, due to technical restrictions of requirements of the heat and steam supply, the partial electric energy load delivered during the Trough Hours exceeds 60% of the full capacity specified on the name plate, Party B shall compensate Party A by paying the Grid peak adjustment compensation fee set forth in
Section 8.2.

                          ARTICLE EIGHT
    BASIS FOR METHOD FOR DETERMINING THE QUANTITY OF ELECTRIC
                 ENERGY DURING DIFFERENT PERIODS

     This  Article  only  sets  forth the  basis  for  method  of determining  the  amount  of  Electric  Energy  Delivered  during
different  periods.   More specific details  of  which  shall  be
stipulated in the Interconnection Dispatch Agreement.

     8.1 Every day the Dispatch Department of Tangshan Power Supply Bureau of the Grid shall issue instructions of the next day's load curve for generation to Party B's Power Plants based on the load characteristics of the Grid, the operation ability of Party B's Power Plants, the Regulations and the requirements of the General Interconnection Agreement and the Sub Agreements.

     8.2 Party A shall not be required to pay Party B for electric energy generated by the Power Plants during Trough Hours which exceeds the generation amount for the Trough Hours as per instructions by the Dispatch Department of Tangshan Power Supply Bureau of the Grid (based on the average amount for Trough Hours calculated on a daily basis), besides, it shall be entitled to receive a compensation fee from Party B equivalent to five times the applicable Price for Electric Energy Delivered based on the exceeded amount.

     8.3 Party A shall not pay Party B for electric energy generated by the Power Plants during Non-Peak Hours which exceeds the generation amount for the Non-Peak Hours as per instruction by the Dispatch Department of Tangshan Power Supply Bureau of the Grid (based on the average amount for Non-Peak Hours calculated on a daily basis).

     8.4 If the Power Plants of Party B do not deliver, during the Peak Hours (based on an average specified in the Interconnection Dispatch Agreement) the quantity of electric energy stipulated in Sections 2.1 and 2.2 of this Agreement, Party B shall compensate Party A, at five times the applicable Price for Electric Energy Delivered, for the quantity gap between the actual amount of electric energy produced and the required electric energy production mentioned above.

     8.5 If, due to Party A's actions or inactions which causes Party B's Power Plants to generate less amount of electric energy, and fall short of generation or purchase requirements, Party A shall pay to Party B a compensation fee to be calculated by the following formula:

(Amount of Electric Energy Delivered Specified in Article  Two  -
Actual Electric Energy Delivered) x applicable Price for Electric
Energy Delivered

     8.6   The  calculations in Sections 2,  3,  and  4  of  this
Article shall be determined daily and the related payments shall be settled monthly.

                          ARTICLE NINE
            COMPENSATION FOR EXCEEDING OVERHAUL TIME

     If the cumulative maintenance down time for either of the Power Plants exceeds fifty-five (55) days, Party B shall pay a compensation fee calculated as follows:

(Electric Energy Delivered from Power Plants per day (based on amounts set forth in Sections 2.1 and 2.2 and after deducting an internal usage amount) x Maintenance Time Exceeding 55 days) x
Price for Electric Energy Delivered.

                           ARTICLE TEN
               DELAYED PAYMENT AND DEFAULT PAYMENT

     10.1 If either Party A or Party B does not make its payment based on the schedule required, that Party shall pay accrued interest with the next payment. The interest rate applied for the delayed payment is equal to 0.05% per day.

     10.2  A  Breach of Contract occurs fifteen days after either
Party A or Party B does not make its payment.

                         ARTICLE ELEVEN
        APPLICATION OF GENERAL INTERCONNECTION AGREEMENT

     Force Majeure events, amendments, terminations, Breaches of Contract, term of this Agreement, applied laws, and dispute settlements for this Agreement shall be the same as those set forth in the General Interconnection Agreement. The provisions of the General Interconnection Agreement are hereby incorporated into and made a part of this Agreement.

                         ARTICLE TWELVE
           SUPPLEMENTAL AGREEMENT AND ITS LEGAL EFFECT

     Anything not discussed in this Agreement shall be determined by supplemental agreements through discussion between the two Parties. Any supplemental agreements, the General Interconnection Agreement, other Sub Agreements, and this Agreement shall have the same legal effect.

                        ARTICLE THIRTEEN
                     TERM OF THIS AGREEMENT

     This Agreement shall be effective upon being executed and stamped by both Parties on September 22, 1995. This Agreement shall continue in effect until termination of the General
Interconnection Agreement (at which time this Agreement shall also terminate).

                        ARTICLE FOURTEEN
                            DOCUMENT

     There  shall  be six originals of this Agreement.   Party  A
shall  keep  two  and Party B shall keep four  originals.   There
shall be copies of this Agreement submitted to and filed with the relevant authorities of the Government.

     IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be signed by their duly authorized representatives, as of the day and year above written.

     Legal Representative of Party A
     North China Power Group Company


     By: ___________________________
          Name:
          Title:


     Legal Representatives of Party B
     Tangshan Panda Heat and Power Co. Ltd.


     By: ___________________________
          Name:
          Title:

     Tangshan Pan-Western Heat and Power Co. Ltd.


     By: ___________________________
          Name:
          Title: